Exhibit 99.1

Standard BioTools Announces Agreement to Sell Microfluidics Business to ARCHIMED

Boston, Mass., October, 5, 2026 – Standard BioTools Inc. (NASDAQ: LAB) (“Standard BioTools” or the “Company”) today announced it has entered into a definitive agreement to sell its Microfluidics business to ARCHIMED (“ARCHIMED”), a leading investment firm focused exclusively on healthcare industries.

Michael Egholm, PhD, President and Chief Executive Officer of Standard BioTools, said, “ARCHIMED brings deep healthcare and life sciences expertise, a strong understanding of the market and the resources to support the business’ next chapter. This is a strong outcome for our employees and our customers, and we believe the business will continue to grow and innovate under new ownership. This transaction marks another important step in the strategic actions we laid out for Standard BioTools and our shareholders.”

The transaction is expected to close in approximately 30 days, subject to customary closing conditions. Until closing, the Microfluidics business will continue to operate as part of Standard BioTools.

About Standard BioTools Inc.

Standard BioTools, Inc. (NASDAQ: LAB), is committed to setting the new standard in the life science tools industry through strategic consolidation, best-in-class operations and a world class management team. The Company's established portfolio includes essential, standardized next-generation solutions designed to help biomedical researchers develop better therapeutics faster. Learn more at standardbio.com or connect with us on X, Facebook®, LinkedIn, and YouTube™.

For Research Use Only. Not for use in diagnostic procedures.

Limited Use Label License and other terms may apply: standardbio.com/legal/notices. Trademarks: standardbio.com/legal/terms-and-conditions/.

Patent and License Information: standardbio.com/legal/trademarks. Any other trademarks are the sole property of their respective owners. ©2026 Standard BioTools Inc. All rights reserved.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding the disposition of the Microfluidics business and the expected outcome, timing and benefits of such disposition. The words “strong,” “continue,” “grow,” “innovate,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (i) the risk that the sale of the Microfluidics business may not be completed in a timely manner or at all; (ii) the possibility that any or all of the various conditions to the consummation of the sale of the Microfluidics business may not be satisfied or waived; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement relating to the sale of the Microfluidics business, including in circumstances that would require Standard BioTools to pay a termination fee or other expenses; and (iv) the possibility that competing offers or acquisition proposals will be made with respect to the Microfluidics business.

For information regarding other related risks, see the “Risk Factors” section of Standard BioTools’ Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2026, Standard BioTools’ most recent Quarterly Report on Form 10-Q and Standard BioTools’ other filings with the SEC. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. These forward-looking statements speak only as of the date hereof. Standard BioTools does not assume any obligation to, and does not currently intend to, update any such forward-looking statements except as may be required by law.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed transactions involving Standard BioTools and Treeline Biosciences, Inc. (“Treeline”) and/or Standard BioTools’ sale of its Mass Cytometry business to Element Biosystems, LLC (“Element”). In connection with the Treeline transaction and related stockholder vote, Standard BioTools has filed with the SEC a registration statement on Form S-4 on July 20, 2026 that included a preliminary proxy statement and a preliminary prospectus of Standard BioTools, and that may be amended or supplemented from time to time. This communication is not a substitute for the preliminary proxy statement/preliminary prospectus or any other document that Standard BioTools may file with the SEC or send to its stockholders in connection with the proposed transactions. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Any definitive proxy statement/prospectus (if and when available) will be mailed to stockholders of Standard BioTools.

INVESTORS AND STOCKHOLDERS OF STANDARD BIOTOOLS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS, SUPPLEMENTS AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT MATERIALS FILED OR TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT STANDARD BIOTOOLS, TREELINE, ELEMENT AND THE PROPOSED TRANSACTIONS. Copies of the materials filed or to be filed by Standard BioTools with the SEC may be obtained free of charge on Standard BioTools’ Investor Relations website at https://investors.standardbio.com or by contacting Standard BioTools’ Investor Relations department at ir@standardbio.com. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov.

Participants in the Solicitation

Standard BioTools, Treeline and certain of their respective directors, executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies of Standard BioTools stockholders in connection with the proposed transactions under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of Standard BioTools’ executive officers and directors who may, under SEC rules, be deemed participants in the solicitation by reading Standard BioTools’ proxy statement for its 2026 annual meeting of stockholders (including under the headings “Management and Corporate Governance,” “Executive Officer and Director Compensation,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” “Executive Compensation” and “Certain Relationships and Related Transactions, and Director Independence”), its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, subsequent Quarterly Reports on Form 10-Q and Standard BioTools’ other filings with the SEC. Information regarding Treeline’s directors and executive officers who may be deemed participants in the solicitation is contained in the registration statement on Form S-4 filed by Standard BioTools. These documents are or will be available free of charge at the SEC’s website at www.sec.gov or by going to Standard BioTools’ Investor Relations website at http://investors.standardbio.com or contacting Standard BioTools’ Investor Relations department at ir@standardbio.com.

Contacts:

Standard BioTools:

IR:
ir@standardbio.com

Media:
Dan Moore / Nick Lamplough / Tali Epstein
Collected Strategies
LAB-CS@collectedstrategies.com